Exhibit 12

OBLIGOR GROUP SUBSIDIARIES OF BALL CORPORATION

March 31, 2020

The following is a list of Obligor Group subsidiaries of Ball Corporation (an Indiana Corporation)

Name	State or Country of Incorporation or Organization	Percentage (2) Ownership Direct & Indirect

Ball Advanced Aluminum Technologies Corp. (f/k/a Neuman USA Ltd.)	Delaware	100%
Ball Aerospace & Technologies Corp.	Delaware	100%
Ball America LLC (f/k/a Rexam America LLC)	Delaware	100%
Ball Asia Services Limited	Delaware	100%
Ball Beverage Can Americas Inc. (f/k/a Rexam Beverage Can Americas Inc.)	Delaware	100%
Ball Beverage Can Delaware Company (f/k/a Rexam Beverage Can Delaware Company)	Delaware	100%
Ball Beverage Can Overseas LLC (f/k/a Rexam Beverage Can Overseas LLC)	Delaware	100%
Ball BP Holding Company (f/k/a Rexam BP Holding Company)	Delaware	100%
Ball Container LLC	Delaware	100%
Ball Corporation	Indiana	100%
Ball Corporation (Nevada)	Nevada	100%
Ball Delaware Corporation (f/k/a Rexam Delaware Corporation)	Delaware	100%
Ball Delaware Holdings, LLC	Delaware	100%
Ball Delaware International Holdings Corp.	Delaware	100%
Ball Finance LLC (f/k/a Rexam Finance LLC)	Delaware	100%
Ball Foundation – not for profit	Colorado	100%
Ball Funding Inc. (f/k/a Rexam Funding Inc.)	Delaware	100%
Ball Glass Containers, Inc.	Delaware	100%
Ball Global Business Services Corp.	Delaware	100%
Ball Holdings Corp.	Delaware	100%
Ball Holdings LLC	Delaware	100%
Ball Inc. (f/k/a Rexam Inc.)	Delaware	100%
Ball International Holdings II, LLC	Delaware	100%
Ball International Holdings LLC	Delaware	100%
Ball International, LLC	Colorado	100%
Ball Metal Beverage Container Corp.	Colorado	100%
Ball Metal Container Corporation	Indiana	100%
Ball Metallising Inc. (f/k/a Rexam Metallising Inc.)	Delaware	100%
Ball MI Holding Company (f/k/a Rexam MI Holding Company)	Delaware	100%
Ball North America Investment Holdings LLC	Delaware	100%
Ball North America Investments LLC	Delaware	100%
Ball North America Operations LLC	Delaware	100%
Ball Packaging, LLC (f/k/a Ball Packaging Corp., f/k/a Ball Packaging Holdings Corp.)	Colorado	100%
Ball Pan-European Holdings, LLC (f/k/a Ball Pan-European Holdings, Inc.)	Delaware	100%
Ball Technologies Holdings Corp. (f/k/a Ball Aerospace Systems Group, Inc.)	Colorado	100%
Ball Technology Services Corporation (f/k/a Veratech, Inc.)	California	100%
BMB Real Estate Holdings, LLC	Delaware	100%
CPRX-Hughesville Inc.	Delaware	100%
Heekin Can, Inc.	Colorado	100%
Latas De Aluminio Ball, Inc.	Delaware	100%
National Trading Corporation	Delaware	100%
Rexam Beverage Can Company	Delaware	100%
Rexam Foundation – not for profit	Delaware	100%
The Renaissance Insurance Company	Vermont	100%
USC May Verpackungen Holding Inc.	Delaware	100%